Exhibit 5.1

July 14, 2009

BRT Realty Trust
60 Cutter Mill Road
Great Neck, New York  11021

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BRT Realty Trust, a Massachusetts business trust (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of common shares of beneficial interest, par value $3.00 per share, of the Company (the “Common Stock”) with an aggregate public offering price of $50,000,000.  This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Third Amended and Restated Declaration of Trust of the Company;

(c) the By-Laws of the Company, as amended to date;

(d) corporate proceedings of the Company relating to its proposed issuance of the Common Stock; and

(e) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

 In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

 Based upon the subject to the foregoing, we are of the opinion that, when (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company’s Board of Trustees and, upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus and prospectus supplement, the shares of Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

 Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

 We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts (excluding local laws) and the federal laws of the United States of America.  We call your attention to the fact that this firm does not engage in practice of law, generally, in the state of Massachusetts nor does this firm have any office therein.  A member of the firm who is admitted to practice in the state of Massachusetts has reviewed the opinions expressed herein.

 We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Sonnenschein Nath & Rosenthal LLP

SONNENSCHEIN NATH & ROSENTHAL LLP